TRANSFER AGENCY SERVICES AGREEMENT


     THIS AGREEMENT is made as of February 23, 2004 by and between PFPC INC., a Massachusetts corporation ("PFPC"), and the AMERICAN FEDERATION OF LABOR CONGRESS OF INDUSTRIAL ORGANIZATIONS
HOUSING INVESTMENT TRUST, a business trust organized under the laws of the District of Columbia (the "Trust").

                        W I T N E S S E T H:

     WHEREAS, the Trust is a registered as an open-end management investment company under the Investment Company Act of 1940;

     WHEREAS, PFPC is registered transfer agent under the Securities Exchange Act of 1934; and

     WHEREAS, the Trust wishes to retain PFPC to serve as transfer agent, registrar, distribution disbursing agent and Participant servicing agent for the Trust, and PFPC wishes to furnish such services.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.      Definitions.  As used in this Agreement:

(a)     "1933 Act" means the Securities Act of 1933, as amended.

(b)     "1934 Act" means the Securities Exchange Act of 1934, as amended.

(c)     "1940 Act" means the Investment Company Act of 1940, as amended.

(d) "Authorized Person" means any officer of the Trust and any other person duly authorized by the Trust's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Trust. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

(e) "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person. PFPC may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

(f)     "Participant" means a registered holder of a Unit of the Trust.

(g)     "SEC" means the Securities and Exchange Commission.

(h)     "Securities Laws" mean the 1933 Act, the 1934 Act, and the 1940 Act.

(i)     "Units"  means the units of participation of the Trust.

(j) "Written Instructions" mean (i) written instructions signed by an Authorized Person and received by PFPC or (ii) trade instructions transmitted (and received by PFPC) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, tested telegram, cable, telex, e-mail or facsimile sending device.

2. Appointment. The Trust hereby appoints PFPC to serve as transfer agent, registrar, distribution disbursing agent and Participant servicing agent to the Trust in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3. Compliance with Rules and Regulations. PFPC undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Trust or any other entity.

4.      Instructions.

(a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

(b)     PFPC shall be entitled to rely upon any Oral
        Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Trust's Board of Trustees or of the Trust's Participants, unless and until PFPC receives Written Instructions to the contrary.

(c) The Trust agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC's ability to rely upon such Oral Instructions.

5.      Right to Receive Advice.

(a) Advice of the Trust. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Trust.

(b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice from counsel to the Trust.

  (c) Conflicting Advice. In the event of a conflict between directions or advice or Oral Instructions or Written
       Instructions PFPC receives from the Trust, and the advice it receives from counsel to the Trust, PFPC may rely upon and follow the advice of such counsel.

  (d) Protection of PFPC. PFPC shall be indemnified by the Trust and without liability for any action PFPC takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions PFPC receives from or on behalf of the Trust or from counsel and which PFPC believes, in good faith, to be consistent with those directions or advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC to seek such directions or advice or Oral Instructions or Written Instructions

6. Records; Visits. The books and records pertaining to the Trust, which are in the possession or under the control of PFPC, shall be the property of the Trust. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Trust and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided by PFPC to the Trust or to an Authorized Person, at the Trust's expense.

7.     Confidentiality.

(a) Each party shall keep confidential any information relating to the other party's business ("Confidential Information"). Confidential Information shall include:

       (i) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Trust or PFPC, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

     (ii) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Trust or PFPC a competitive advantage over its competitors;

    (iii) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and

     (iv)   anything designated as confidential.

(b) Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it:

     (i) is already known to the receiving party at the time it is obtained;

     (ii) is or becomes publicly known or available through no wrongful act of the receiving party;

    (iii) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality;

     (iv) is released by the protected party to a third party without restriction;

     (v) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted);

     (vi) is relevant to the defense of any claim or cause of action asserted against the receiving party; or

    (vii) has been or is independently developed or obtained by the receiving party.

8. Cooperation with Accountants. PFPC shall cooperate with the Trust's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Trust.

9.   Blue Sky.   Subject to the supervision and control of the
Trust, PFPC will:

(a) Effect and maintain, as the case may be, the qualification of Units of the Trust for sale under the securities laws of the jurisdictions identified by the Trust in writing to PFPC; and

(b) File with each appropriate jurisdiction the applicable materials relating to the Trust by the applicable filing deadline; provided however, that the Trust timely provides PFPC in advance of such filings with (i) the requisite number of copies of each document (i.e., definitive prospectus) requested by PFPC to extent such documents are required to effect the relevant filing) and (ii) filing fees (as described in more detail below); and

(c) Convey to the Trust any comments received from the regulatory authorities with respect to such filings and, if desired by the Trust, responding to such comments in such manner as authorized by the Trust.

Subject to payment to PFPC in advance, PFPC will remit to the respective jurisdictions the requisite filing fees for the Units of the Trust, and any fees for qualifying or continuing the qualification of the Trust. The Trust will, from time to time as specifically agreed between the parties, facilitate a wire transfer of funds to PFPC for the payment of the aforementioned filing fees promptly upon request by PFPC. PFPC will request the funds necessary for the payment of the filing fees in advance of the date the fees become due.

10. PFPC System. PFPC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Trust.

11. Disaster Recovery. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own negligence, willful misfeasance or fraud.

12. Compensation. As compensation for services rendered by PFPC during the term of this Agreement, the Trust will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Trust and PFPC. The Trust acknowledges that PFPC may receive float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement.

13.  Indemnification.

(a) The Trust agrees to indemnify, defend and hold harmless PFPC and its affiliates, including their respective officers, directors, agents and employees, from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which PFPC takes in connection with the provision of services to the Trust. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by PFPC's or its affiliates' own negligence, willful misfeasance, or fraud in the performance of PFPC's activities under this Agreement, provided that in the absence of a finding to the contrary the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Units shall be presumed not to have been the result of PFPC's or its affiliates own negligence, willful misfeasance, or fraud. The provisions of this
     Section 12 shall survive termination of this Agreement.

(b) PFPC agrees to indemnify, defend and hold harmless the Trust, including its officers, Trustees, agents and employees, from any and all direct damages sustained or incurred because of or in connection with this agreement; provided, however, that PFPC shall only indemnify the Trust for those direct damages arising out of PFPC's own negligence, willful misfeasance or fraud.

14.  Responsibility of PFPC.

(a) PFPC shall be under no duty to take any action hereunder on behalf of the Trust except as specifically set forth herein or as may be specifically agreed to by PFPC and the Trust in a written amendment hereto. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC shall be liable only for damages arising out of PFPC's performance of its duties under this Agreement to the extent such damages arise out of PFPC's negligence, willful misfeasance or fraud.

(b) Notwithstanding anything in this Agreement to the contrary, (i) PFPC shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which PFPC reasonably believes to be genuine.

(c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

(d) Each party shall have a duty to mitigate damages for which the other party may become responsible.

(e) The provisions of this Section 14 shall survive termination of this Agreement.

15.  Description of Services.

(a)  Services Provided on an Ongoing Basis, If Applicable.

     (i)  Maintain Participant registrations;

     (ii) Review new applications and coordinate with Trust staff to ensure that complete or correct information is received;

    (iii) Direct payment processing of checks or wires;

     (iv) Prepare and certify Participant lists in conjunction with proxy solicitations;

     (v) Prepare and mail, fax, or otherwise transmit, in a manner mutually agreed to by the parties, monthly statements containing information designated by the Trust to Participants, including confirmation of activity;

     (vi) Upon mutual written agreement by the parties, provide toll-free lines for direct Participant use, plus customer liaison staff for on-line inquiry response;

    (vii) Mail, fax or otherwise transmit, in a manner mutually agreed to by the parties, duplicate confirmations to managers or advisers of Trust Participants or other entities designated by the Trust;

   (viii) Provide periodic Participant lists and statistics to the Trust;

     (ix) Provide periodic reporting to the Trust, as mutually agreed to by the parties;

     (x)  Prepare periodic mailing of year-end tax and statement information;

     (xi) Notify the Trust and the Trust's custodian (the "Custodian") of fund activity on a timely basis;

    (xii) Perform other Participant services as may be agreed upon from time to time; and

   (xiii) Accept and post monthly Unit purchases and redemptions from existing Participants.

(b)  Services Provided by PFPC Under Oral Instructions or Written
     Instructions.

     (i) Accept and post monthly Unit purchases and redemptions for new and existing Participants;

    (ii) Accept, post and perform Participant activity relating to transfers and mergers;

   (iii)  Pay distributions; and

    (iv)  Produce ad hoc reports as requested by the Trust.

(c) Purchase of Units. PFPC shall issue and credit an account of an investor, in the manner described in the Trust's prospectus, once it receives:

     (i)  A purchase order;

     (ii) Proper information to establish a Participant account; and

    (iii) Confirmation of receipt or crediting of funds for such order to the Trust's Custodian.

(d) Redemption of Units. PFPC shall redeem Units only if that function is properly authorized by the Trust's Declaration of Trust or resolution of the Trust's Board of Trustees. Units shall be redeemed and payment therefor shall be made in accordance with the Trust's prospectus, when the recordholder tenders Units in proper form and directs the method of redemption. If Units are received in proper form, Units shall be redeemed before the funds are provided to PFPC from the Trust's Custodian. If the recordholder has not directed that redemption proceeds be wired, when the Custodian provides PFPC with funds, the redemption check shall be sent to and made payable to the recordholder, unless transfer authorizations are signed by the recordholder when Units are held in book-entry form.

(e) Distributions. Upon instruction from the Trust authorizing payment of a distribution (including any payment of capital gains), PFPC shall issue Units in respect of such distribution, or, upon Participant election, pay such distribution in cash, if provided for in the Trust's prospectus. Promptly following the first Board of Trustees meeting for each calendar year, the Trust shall furnish PFPC with a duly certified copy of a resolution of the Trust's Board of Trustees authorizing the declaration and payment of any such distribution. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall mail to the Trust's Participants such tax forms and other information, or permissible substitute notice, relating to distributions paid by the Trust as are required to be filed and mailed by applicable law, rule or regulation. PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all distributions above a stipulated amount paid by the Trust to its Participants as required by tax or other law, rule or regulation.

(f) Communications to Participants. Upon timely Written Instructions, PFPC shall mail, fax or otherwise transmit, in a manner mutually agreed to by the parties, all communications by the Trust to its Participants, including:

     (i) Reports to Participants, including inception to date activity and inception to date performance to the extent such activity and performance information were made available by the Trust to PFPC;

     (ii) Confirmations of purchases and sales of Trust Units;

    (iii) Monthly statements;

     (iv) Distribution notices;

     (v)  Tax form information; and

     (vi) Duplicates of any of the foregoing to managers or advisers of Participants or other entities designated by the Trust.

(g) Records. PFPC shall maintain records of the accounts for each Participant showing the following information:

     (i)  Name, address and United States Tax Identification;

     (ii) Number and class of Units held;

    (iii) Historical information since inception of the Trust regarding the account of each Participant, including distributions paid and/or reinvestments and the date and price for all transactions in a Participant's account, and performance since inception (as provided to PFPC by the Trust) of each Participant's account;

     (iv) Any stop or restraining order placed against a Participant's account;

     (v) Any correspondence relating to the current maintenance of a Participant's account;

     (vi) Information with respect to withholdings; and

    (vii) Any information required in order for PFPC to perform any calculations required by this Agreement.

(h) Participant Inspection of Records. Upon a request from any Trust Participant to inspect records, PFPC will notify the Trust and the Trust will issue instructions granting or denying each such request. Unless PFPC has acted contrary to the Trust's instructions, the Trust agrees to and does hereby release PFPC from any liability for refusal of permission for a particular Participant to inspect the Trust's records.

(i) Lost Shareholders. PFPC shall perform such services as are required in order to comply with Rule 17Ad-17 of the 1934 Act (the "Lost Shareholder Rule"), including, but not limited to, those set forth below. PFPC may, in its sole discretion, use the services of a third party to perform some of or all such services.

     (i)  documentation of search policies and procedures;

     (ii) execution of required searches;

    (iii) tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and

     (iv) preparation and submission of data required under the Lost Shareholder Rules.

     Except as set forth above, PFPC shall have no responsibility for any escheatment services.

(j) Anti-Money Laundering. To the extent the other provisions of this Agreement require PFPC to establish, maintain and monitor accounts of investors in the Trust consistent with securities laws, PFPC shall perform reasonable actions necessary to help the Trust be in compliance with Section 352 of the USA PATRIOT Act, as follows: In this regard, PFPC shall: (i) establish and implement written internal policies, procedures and controls reasonably designed to help prevent the Trust from being used to launder money or finance terrorist activities; (ii) provide for independent testing, by an employee who is not responsible for the operation of PFPC's AML program or by an outside party, for compliance with PFPC's established policies and procedures;
     (iii)   designate  a  person  or  persons  responsible   for implementing
     and monitoring the operation and internal controls of PFPC's AML program; and (iv) provide ongoing training of PFPC personnel relating to the prevention of money-laundering activities. Upon the reasonable request of the Trust, PFPC shall provide to the Trust: (x) a copy of
     PFPC's  written  AML  policies  and  procedures  (it   being understood
     such information is to be considered confidential and treated as such and afforded all protections provided to confidential information under this Agreement); (y) at the option of PFPC, a copy of a written assessment or report prepared by the party performing the independent testing for compliance, or a summary thereof, or a certification that the findings of the independent party are satisfactory; and (z) a summary of the AML
     training provided for appropriate personnel.   PFPC agrees to permit
     inspections relating to its AML program by U.S. Federal departments or regulatory agencies with appropriate jurisdiction and to make available to examiners from such departments or regulatory agencies such information and records relating to its AML program as such examiners shall reasonably request. Without limiting or expanding the foregoing, the parties agree the provisions herein do not apply to Section 326 of the USA PATRIOT Act (or other sections other than Section 352) or regulations promulgated thereunder.

(k)  Customer Identification Program ("CIP") Services.

     (i) To help the Trust comply with its Customer Identification Program (which the Trust is required to have under regulations issued under Section 326 of the USA PATRIOT Act) PFPC will do the following:

          (A) Implement procedures under which new accounts in the Trust are not established unless PFPC has obtained the name, address and government-issued identification number (collectively, the "Data Elements") for each corresponding Customer (as defined in 31 CFR 103.131).

         (B) Use collected Data Elements to attempt to reasonably verify the identity of each new Customer promptly before or after each corresponding new account is opened. Methods may consist of non-documentary methods
        (for which PFPC may use unaffiliated information vendors to assist with such verifications) and documentary methods (as permitted by 31 CFR 103.131), and may include procedures under which PFPC personnel perform enhanced due diligence to verify the identities of Customers the identities of whom were not successfully verified through the first-level (which will typically be reliance on results obtained from an information vendor) verification process(es).

        (C) Record the Data Elements and maintain records relating to verification of new Customers consistent with 31 CFR
        103.131(b)(3).

        (D)  Regularly report to the Fund about measures taken under
        (a)-(c) above.

        (E) If PFPC provides services by which prospective Customers may subscribe for Units in the Trust via the Internet or telephone, work with the Trust to notify prospective Customers, consistent with 31 CFR 103.(b)(5), about the Trust CIP.

        (F) Set forth on a separate fee schedule compensation amounts due for these CIP Services.

    (ii) Notwithstanding anything to the contrary, and without expanding the scope of the express language above, PFPC need not collect the Data Elements for (or verify) prospective customer (or accounts) beyond the requirements of relevant regulation (for example, PFPC will not verify customers opening accounts through NSCC) and PFPC need not perform any task that need not be performed for the Trust to be in compliance with relevant regulation.

 (iii) Notwithstanding anything to the contrary, PFPC need not perform any of the steps described above with respect to persons purchasing Units via exchange privileges.

16. Registration of PFPC as Transfer Agent.   PFPC hereby represents and
warrants to the Trust that it is registered with the Securities and Exchange Commission as a Transfer Agent under Section 17A of the 1934 Act and that it will continue to maintain such registration for the duration of this Agreement.

17.  Duration and Termination.

(a) This Agreement shall continue for a period of three (3) years from the date first written above (the "Initial Term") and will be renewed thereafter from year to year (each a "Renewal Term") unless terminated by either party as provided below. This Agreement may be terminated upon the expiration of the Initial Term or the applicable Renewal Term by the Trust or by PFPC on written notice to the other party, which notice must be received at least ninety (90) days' prior to the expiration of the then current term.

(b) In the event the Trust gives notice of termination, all reasonable expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor transfer agent or other service provider, and reasonable trailing expenses incurred by PFPC, will be borne by the Trust.

(c) If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

18. Notices. Notices shall be addressed (a) if to PFPC, at 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President; (b) if to the Trust, at 1717 K Street, Ste. 707, Washington, D.C. 20036, Attention:
Controller or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

19. Amendments. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

20. Delegation; Assignment. PFPC may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of PFPC or of The PNC Financial Services Group, Inc., provided that PFPC gives the Trust thirty (30) days' prior written notice of such assignment or delegation.

21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. 22. Further Actions.

Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

23.  Miscellaneous.

(a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

(b) No Changes that Materially Affect Obligations. Notwithstanding anything in this Agreement to the contrary, the Trust agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of PFPC hereunder without the prior written approval of PFPC, which approval shall not be unreasonably withheld or delayed.

(c) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(d) Information. The Trust will provide such information and documentation as PFPC may reasonably request in connection with services provided by PFPC to the Trust.

(e) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

(f) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(g) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(h) No Representations or Warranties. Except as expressly provided in this Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to the Trust or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC disclaims any warranty of title or non- infringement except as otherwise set forth in this Agreement.

(i) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(j) Limitation.    This Agreement and any undertakings by the Trust hereunder are not binding upon any of the trustees or officers of or Participants in the Trust personally, but are obligations of the Trust, which was created under the laws of the District of Columbia pursuant to a Declaration of Trust dated September 19, 1981 (as amended).

(k) Regulation S-P. Notwithstanding anything herein to the contrary, PFPC shall not, with respect to any "non-public personal information" (as such term is defined in Regulation S-P) pertaining to the Trust's investors, disclose such information to any unaffiliated third party or use such information other than for the purpose of providing the services contemplated by this Agreement, or otherwise permitted under Regulation S-P, or under another agreement covering such information.

(l) Customer Identification Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of PFPC's affiliates are financial institutions, and PFPC may, as a matter of policy, request (or may have already requested) the Trust's name, address and taxpayer identification number or other government-issued identification number. . PFPC may also ask (and may have already asked) for additional identifying information, and PFPC may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the day and year first above written.

                                         PFPC INC.


                                         By:
                                            ---------------------------
                                         Title:




                                         AFL-CIO HOUSING INVESTMENT TRUST



                                         By:
                                             -----------------------------
                                             Erica Khatchadourian
                                             Chief Financial Officer




                                         By:
                                            ------------------------------
                                             Helen Kanovsky
                                             Chief Operating Officer